UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

ALTRA INDUSTRIAL MOTION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 24, 2019.  At the Annual Meeting, the stockholders:

(1)elected all of the nine (9) nominees to serve as directors of Altra;

(2)	ratified the selection of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2019; and
(3)	approved an advisory vote to approve Altra’s 2018 named executive officer compensation.

The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1.  Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Edmund M. Carpenter	57,968,423	1,350,342	1,375,393
Carl R. Christenson	56,360,401	2,958,364	1,375,393
Lyle G. Ganske	53,235,445	6,083,320	1,375,393
Margot L. Hoffman, Ph.D.	58,642,105	676,660	1,375,393
Michael S. Lipscomb	58,066,620	1,252,145	1,375,393
Larry P. McPherson	51,910,198	7,408,567	1,375,393
Patrick K. Murphy	58,997,702	321,063	1,375,393
Thomas W. Swidarski	58,899,048	419,717	1,375,393
James H. Woodward Jr.	58,112,921	1,205,844	1,375,393

Proposal 2.  Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	59,560,692
Shares “Against”	975,136
Shares “Abstain”	158,330
Broker Non-Votes	N/A

Proposal 3.  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	56,762,998
Shares “Against”	2,542,430
Shares “Abstain”	13,337
Broker Non-Votes	1,375.393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Glenn Deegan
Name:	Glenn Deegan
Title:	Vice President, Legal and Human Resources, General Counsel and Secretary

Date: April 29, 2019